UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2008

DIGITAL YEARBOOK, INC
(Exact name of registrant as specified in its charter)

Nevada	333-146476	98-0546715
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2300 W. Sahara Ave., Suite 800, Las Vegas, Nevada 89102
(Address of principal executive offices)(Zip Code)

(888) 485-8882
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(1) On December 8, the Company received correspondence from its auditor, Moore & Associates Chartered, that on August 8, 2008 the Company caused to be filed with the Securities and Exchange Commission Form 10Q for the period ending June 30, 2008, without having Moore & Associates Chartered review the financials contained in the 10Q for that period.  Moore & Associates Chartered has requested that the Company file an amended 10Q for the Quarter ended June 30, 2008 by December 29, 2008.  The Company intends to comply with the request of its auditor.

(2) On December 8, the Company received correspondence from its auditor, Moore & Associates Chartered, that on November 7, 2008 the Company caused to be filed with the Securities and Exchange Commission Form 10Q for the period ending September 30, 2008, without having Moore & Associates Chartered review the financials contained in the 10Q for that period.  Moore & Associates Chartered has requested that the Company file an amended 10Q for the Quarter ended September 30, 2008 by December 29, 2008.  The Company intends to comply with the request of its auditor.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	December 8, 2008 Letter from Moore & Associates Chartered regarding Non-reliance on 10Q for the period ended June 30, 2008.

99.2	December 8, 2008 Letter from Moore & Associates Chartered regarding Non-reliance on 10Q for the period ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YEARBOOK, INC.

Dated: December 10, 2008	By:	/s/ Rodney Brewer
Rodney Brewer
Title: President